As filed with the Securities and Exchange Commission on April 11, 2025

Registration No. 333-280061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0827593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2710 Reed Road, Suite 160

Houston, Texas 77051

(737) 255-7194

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc H. Hedrick, M.D.

President and Chief Executive Officer

Plus Therapeutics, Inc.

2710 Reed Road, Suite 160

Houston, Texas 77051

(737) 255-7194

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Strong

William I. Intner

Hogan Lovells US LLP

609 Main Street, Suite 4200

Houston, Texas 77002

(713) 632-1400

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 7, 2024, Plus Therapeutics, Inc. (the “Registrant”) filed a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-1 (File No. 333-280061), which was declared effective by the SEC on June 24, 2024. The registration statement initially registered the resale from time to time by selling stockholders named therein of up to a total of 10,774,596 shares of our common stock, par value $0.001 per share (“common stock”), consisting of up to: (i) 1,439,988 shares of common stock; (ii) 2,151,544 shares of common stock issuable upon exercise of pre-funded warrants; (iii) 3,591,532 shares of common stock issuable upon exercise of Series A common stock warrants; and (iv) 3,591,532 shares of common stock issuable upon exercise of Series B common stock warrants, originally issued to the selling stockholders in a private placement transaction in May 2024, as described in the prospectus.

This post-effective amendment No. 1 to Form S-1 on Form S-3 is being filed by the Registrant to (i) convert the registration statement on Form S-1 into a registration statement on Form S-3, and (ii) update certain other information in the registration statement, including a reduction in the aggregate number of shares of common stock being offered by the selling stockholders to an aggregate of 3,248,878 shares of common stock.

No additional securities are being registered under this post-effective amendment. All applicable registration fees payable in connection with the registration of the shares of the common stock covered by the Form S-1 were previously paid by the Registrant at the time of the original filing of the registration statement on Form S-1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 11, 2025

PRELIMINARY PROSPECTUS

Up to 3,248,878 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by selling stockholders named herein of up to an aggregate of 3,248,878 shares of common stock of Plus Therapeutics, Inc., a Delaware corporation (“Plus Therapeutics,” “Company,” “we,” “us” or “our”). The shares of common stock covered in this prospectus consist of:

•	up to 108,685 shares of common stock;

•

up to 48,285 shares of common stock issuable upon exercise of Series A common stock warrants (“Series A Common Stock Warrants”) beneficially owned by certain executive officers and directors who participated in the Initial Subscription (as defined below) (the “Company Insiders”); and

•

up to 3,091,908 shares of common stock issuable upon exercise of Series B common stock warrants (“Series B Common Stock Warrants”, and together with the Series A Common Stock Warrants, the “Common Warrants” and the Common Warrants together with the Pre-Funded Warrants, the “Warrants”).

The shares of common stock and Warrants were issued pursuant to the Securities Purchase Agreement, dated May 5, 2024 (the “Securities Purchase Agreement”) (the “Initial Subscription”), among us and certain accredited investors and Company insiders named therein (the “Purchasers,” or “selling stockholders”), which was subsequently amended by the First Amendment to the Securities Purchase Agreement, dated May 8, 2024 (the “First Amendment to the Securities Purchase Agreement”) (the “Additional Subscription”), and further amended by the Second Amendment to the Securities Purchase Agreement, dated February 13, 2025 (the “Second Amendment to the Securities Purchase Agreement,” and together with the Securities Purchase Agreement and First Amendment to the Securities Purchase Agreement, the “Purchase Agreement”).

The shares of common stock are registrable for resale pursuant to that certain Registration Rights Agreement, dated May 5, 2024 (the “Registration Rights Agreement”), that we entered into with the Purchasers in connection with the Purchase Agreement. See the section below entitled “Selling Stockholders” for additional information regarding the Purchasers. Our registration of the resale of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares of common stock. The selling stockholders may offer, sell or distribute all or a portion of their shares of common stock from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. See the section below entitled “Plan of Distribution” for more information.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders or their donees, pledgees, assignees, transferees or other successors-in-interest, except with respect to amounts received by us upon exercise of the Warrants, to the extent the Warrants are exercised for cash. We will bear all expenses of any offering of shares of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “PSTV.” On April 10, 2025, the closing sale price of our common stock was $0.7871 per share.

Investing in our shares of common stock involves a high degree of risk that are described in the section entitled “Risk Factors” beginning on page 3 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus. You should also review carefully any risk factors included in any applicable prospectus supplement for a discussion of additional risks that you should consider before investing in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference to exhibits to the registration statement of which this prospectus forms a part and any applicable prospectus supplement or amendment. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents filed as exhibits to the registration statement of which this prospectus forms a part, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus under the section entitled “Selling Stockholders,” may use the shelf registration statement to offer and resell, from time to time, up to an aggregate of 3,248,878 shares of our common stock, through any means described in the section entitled “Plan of Distribution”.

A prospectus supplement or post-effective amendment may also add, update or change information included in this prospectus. Any statement contained in or incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, including any information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus, including any information incorporated by reference. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference (or, in each case, any earlier date specified for such information, unless we indicate otherwise), regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” for purposes of the federal securities laws. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. For example, we may use forward-looking statements when addressing topics such as:

•	our anticipated expenditures, including research and development, and general and administrative expenses;

•	our ability to enter into strategic arrangements and/or collaborations and to realize the potential benefits of such arrangements, including license agreements;

•	U.S. Food and Drug Administration and European Medicines Agency approvals and interactions and government regulation;

•	the potential size of the market for our product candidates;

•	the timing or likelihood of regulatory filings and our ability to obtain and maintain regulatory approvals;

•	any future commercialization of our product candidates and laboratory tests;

•	our ability to enroll patients in our clinical trials;

•	our ability and the potential to successfully manufacture and supply our product candidates or laboratory tests for clinical trials and for commercial use;

•	our estimates regarding the potential market size and market opportunity for our product candidates and laboratory tests;

•	our research and development efforts;

•	the timing of the initiation, progress, and expected results of our nonclinical studies, our pre-clinical and clinical trials, and our research and development programs;

•	our ability to advance product candidates into, and successfully complete, nonclinical studies and clinical trials;

•	results from our pre-clinical and clinical studies and the implications of such results regarding the efficacy or safety of our product candidates;

•	the safety profile, pathways, and efficacy of our product candidates and formulations;

•	the anticipated advantages of our product candidates and laboratory tests over other products available in the market and being developed;

•	the populations that will most benefit from our product candidates and indications that will be pursued with each product candidate;

•	the anticipated progress in our current and future clinical trials;

•	plans and strategies to create novel technologies;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platforms and product candidates, and the defense of such intellectual property rights;

•	developments relating to our competitors and our industry, including competing product candidates, therapies and laboratory tests;

•	future development and/or expansion of our product candidates, therapies and laboratory tests in our markets;

•	sources of competition for any of our product candidates or laboratory tests;

•	our ability to generate revenue and the sources of such revenue;

•	our ability to effectively manage our gross profit margins;

•	our potential need for additional financing and the availability thereof;

•	our ability to continue as a going concern;

•	our ability to remain listed on The Nasdaq Stock Market LLC;

•	our estimates regarding expenses, capital requirements, and needs for additional financing and our ability to obtain additional capital;

•	our ability to repay or refinance some or all of our outstanding indebtedness and our ability to raise capital in the future;

•	our ability to integrate into our business and operations, develop, fully utilize and monetize acquired assets;

•	our ability to transfer the drug product manufacturing to a contract drug manufacturing organization;

•	the potential enhancement of our cash position through development, marketing, and licensing arrangements;

•	the implementation of our business model, strategic plans for our business, and product candidates;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to prevent or timely detect a material security breach or cyber security attack affecting our operations and property;

•	our use of the proceeds from any exercise of the Warrants; and

•	other factors detailed under the section entitled “Risk Factors” in this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those anticipated in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making your investment decision. Before investing in our shares of common stock, you should carefully read the entire prospectus, including the information set forth under the heading “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. See also the sections below entitled “Where You Can  Find Additional Information” and “Information Incorporated by Reference.” Unless the context indicates otherwise, references in this prospectus to “Plus Therapeutics,” “we,” “our” and “us” refer, collectively, to Plus Therapeutics, Inc., a Delaware corporation, and its subsidiary taken as a whole.

Our Company

Overview

Plus Therapeutics is a U.S. pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system (“CNS”) cancers. Our novel radioactive drug formulations, medical devices and therapeutic candidates are designed to deliver safe and effective doses of radiation to tumors. To achieve this, we have developed innovative approaches to drug formulation, including encapsulating radionuclides such as rhenium isotopes with nanoliposomes and microspheres. Our formulations are intended to achieve elevated patient-absorbed radiation doses and extend retention times such that the clearance of the isotope occurs after significant and essentially complete radiation decay, which will contribute and provide less normal tissue/organ exposure and improved safety margins.

Our lead radiotherapeutic candidate, REYOBIQ™ (rhenium (186Re) obisbemeda), is designed specifically for CNS cancers including recurrent glioblastoma, leptomeningeal metastases, and pediatric brain cancers by direct localized delivery utilizing approved standard-of-care tissue access such as with convection-enhanced delivery and intraventricular brain (Ommaya reservoir) catheters. Our acquired radiotherapeutic candidate, Rhenium-188 NanoLiposome Biodegradable Alginate Microsphere, is designed to treat many solid organ cancers including primary and secondary liver cancers by intra-arterial injection.

On April 26, 2024, we acquired the cerebrospinal fluid cancer diagnostic portfolio known as the “CNSide® Platform” that is currently being utilized in the ReSPECT-LM clinical trial funded by the Cancer Prevention and Research Institute of Texas. We are planning for the CNSide Cerebrospinal Fluid Tumor Cell Enumeration test, which is a laboratory developed test, to be re-introduced to the U.S. market starting in the second quarter of 2025 after we complete a number of steps related to certifications, state licensure, payor coverages, reimbursement codes and financing.

Company Information

In March 2025, we moved our headquarters to Houston, Texas, in proximity to world-class cancer institutions and researchers. Our principal executive offices are located at 2710 Reed Road, Suite 160, Houston, Texas 77051, and our telephone number is (737) 255-7194. We maintain a website at www.plustherapeutics.com. We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. These reports and other information are also available, free of charge, at www.sec.gov. Information contained on, or that can be accessed through, the websites referenced in this prospectus are not a part of, or incorporated by reference into, this prospectus.

The Offering

Issuer	Plus Therapeutics, Inc.

Common stock offered by the selling stockholders	Up to 3,248,878 shares of common stock, consisting of (i) 108,685 shares of common stock, (ii) 48,285 shares of common stock issuable upon exercise of Series A Warrants, and (iii) 3,091,908 shares of common stock issuable upon exercise of Series B Warrants that we issued in a private placement transaction that closed on May 9, 2024 (the “May 2024 PIPE Financing”).

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We may, however, receive proceeds from the exercise of the Warrants if such Warrants are exercised for cash. The exercise price of each Series A Warrant and Series B Warrant from the Initial Subscription is $1.772 per share, and $1.908 per share in the Additional Subscription, except that the exercise price for the Series A Warrants and Series B Warrants held by the Company Insiders is $1.79 per share. We expect to use any proceeds from any exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Nasdaq Symbol	“PSTV”

Offering price	The selling stockholders will offer the shares of common stock offered by this prospectus at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices.

Risk factors	Any investment in shares of common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under the section entitled “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. In addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition or operating results could decline due to any of these risks and, as a result, you may lose all or part of your investment. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial.

USE OF PROCEEDS

We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders or their permitted transferees. All proceeds from the sale of shares of common stock will be for the accounts of the selling stockholders or their permitted transferees.

We will only receive net proceeds to the extent that the Warrants are exercised for cash. We expect to use any such net proceeds from the exercise of the Warrants for general corporate purposes.

Our expected use of proceeds described above represents our current intentions based on our present plans and business condition. The amounts and timing of our actual expenditures will depend on numerous factors, including the time and cost necessary to conduct our planned clinical trials, the results of our planned clinical trials, and other factors described in “Risk Factors” in this prospectus, as well as the amount of cash used in our operations and any unforeseen cash needs.

We will bear the out-of-pocket costs, expenses, and fees incurred in connection with the registration of the shares of common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration-related expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to any sales of their shares of common stock and any legal fees or other costs of the selling stockholders related thereto.

SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell up to an aggregate of 3,248,878 shares of common stock offered and issued in the May 2024 PIPE Financing pursuant to this prospectus and the applicable prospectus supplements, which consists of:

•	up to 108,685 shares of common stock;

•	up to 48,285 shares of common stock issuable upon exercise of Series A Common Stock Warrants; and

•	up to 3,091,908 shares of common stock issuable upon exercise of Series B Common Stock Warrants.

The selling stockholders have not had any material relationship with us within the past three years, except for the ownership of our equity or debt securities, and except for the Company Insiders: (i) Marc H. Hedrick, M.D., is our President and Chief Executive Officer, and a member of our Board of Directors (the “Board”), (ii) Andrew Sims is our Chief Financial Officer, (iii) Richard J. Hawkins is Chairman of our Board, (iv) Robert Lenk, Ph.D., is a member of our Board, (v) Greg Petersen is a member of our Board, and (vi) Howard Clowes is a member of our Board.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their respective donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

In accordance with the terms of the Registration Rights Agreement that we entered into with the Purchasers in connection with the Purchase Agreement, this prospectus covers the resale of the maximum number of shares of common stock issuable upon exercise of the Warrants without regard to any limitations on the exercise of such warrants. Under the terms of the Pre-Funded Warrants and Common Warrants held by selling stockholders, a selling stockholder may elect to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants that have not been exercised, to instead receive a Pre-Funded Warrant in lieu of shares of common stock.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders as of April 10, 2025, assuming the full exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. As of March 21, 2025, we had 16,999,626 shares of common stock issued and outstanding. The following table also provides the number of shares of common stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own assuming all the shares of common stock that may be offered pursuant to this prospectus are sold. Because each selling stockholder may dispose of all, none or some portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which the information in the table is presented. See the section entitled “Plan Of Distribution.”

Certain selling stockholders currently hold and may acquire shares of common stock, and shares of common stock issuable upon the exercise of equity awards, in addition to those registered hereby. In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes any shares of common stock issuable pursuant to stock options that are exercisable that are expected to settle within 60 days of April 10, 2025. These shares of common stock are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership Before this Offering		Beneficial Ownership After this Offering
Selling Stockholder	Number of Shares Owned	Number of Shares Being Offered	Number of Shares Owned	Percentage of Outstanding Shares
AIGH Investment Partners, L.P.(1)	953,537	953,537	—	—
WVP Emerging Manager Onshore Fund, LLC – AIGH Series(2)	330,144	330,144	—	—
AIGH Investment Partners, LLC(3)	123,640	123,640	—	—
Iroquois Master Fund Ltd.(4)	414,875	414,875	—	—
Iroquois Capital Investment Group LLC(5)	616,862	616,862	—	—
The Hewlett Fund LP(6)	468,743	468,743	—	—
Aramas Capital Management LLC(7)	98,111	98,111	—	—
Pinz Capital Special Opportunities Fund, L.P.(8)	98,111	98,111	—	—
Marc H. Hedrick, M.D.(9)	163,681	36,765	126,916	*
Andrew Sims(10)	45,063	14,706	30,357	*
Richard J. Hawkins(11)	39,166	14,706	24,460	*
Howard Clowes(12)	61,607	29,412	32,195	*
Robert Lenk, Ph.D.(13)	53,163	12,501	40,662	*
Greg Petersen(14)	88,933	36,765	52,168	*

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

The shares reported under “Beneficial Ownership Before this Offering” consist of 953,537 shares of common stock issuable upon the exercise of Series B Common Stock Warrants purchased by AIGH Investment Partners, L.P., a Delaware limited partnership (the “AIGH LP”), in the May 2024 PIPE Financing. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 1,655,305 Series A common stock warrants (“March 2025 Series A Warrants”) and 1,655,305 Series B common stock warrants (“March 2025 Series B Warrants”) issued pursuant to the Securities Purchase Agreement, dated March 4, 2025, among us and certain accredited investors (the “March Purchase Agreement”), which are not exercisable unless and until we obtain the approval of our stockholders. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), which is an advisor with respect to the securities held by AIGH LP. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM, directly held by AIGH LP and directly held by Mr. Hirschman and his family. The address of Mr. Hirschman and the entities listed is 6006 Berkeley Avenue, Baltimore, Maryland 21209.
(2)

The shares reported under “Beneficial Ownership Before this Offering” consist of 330,144 shares of common stock issuable upon the exercise of Series B Common Stock Warrants purchased by WVP Emerging Manager Onshore Fund, LLC – AIGH Series in the May 2024 PIPE Financing. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 570,216 March 2025 Series A Warrants and 570,216 March 2025 Series B Warrants issued pursuant to the March Purchase Agreement, which are not exercisable unless and until we obtain the approval of our stockholders. Mr. Hirschman is the managing member of AIGH CM, which is a sub-advisor with respect to the securities held by WVP Emerging Manager Onshore Fund, LLC – AIGH Series. Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly held by Mr. Hirschman and his family directly. The address of Mr. Hirschman and the entities listed is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(3)

The shares reported under “Beneficial Ownership Before this Offering” consist of 123,640 shares of common stock issuable upon the exercise of Series B Common Stock Warrants purchased by AIGH Investment Partners, LLC in the May 2024 PIPE Financing. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 185,460 March 2025 Series A Warrants and 185,460 March 2025 Series B Warrants issued pursuant to the March Purchase Agreement, which are not exercisable unless and until we obtain the approval of our stockholders. Mr. Hirschman is the managing member of AIGH Investment Partners, LLC, a Delaware limited liability company (“AIGH LLC”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH LLC and directly held by Mr. Hirschman and his family directly. The address of Mr. Hirschman and the entities listed is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(4)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Iroquois Master Fund Ltd. In the May 2024 PIPE Financing: (i) 30,525 shares of common stock; and (ii) 384,350 shares of common stock issuable upon the exercise of Series B Common Stock Warrants. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 576,525 March 2025 Series A Warrants and 576,525 March 2025 Series B Warrants issued pursuant to the March Purchase Agreement, which are not exercisable unless and until we obtain the approval of our stockholders. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC. Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The address for Iroquois Master Fund Ltd., Mr. Abbe and Mrs. Page is c/o Iroquois Capital Management, LLC, 2 Overhill Road, Suite 400, Scarsdale, New York 10583.

(5)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Iroquois Capital Investment Group LLC in the May 2024 PIPE Financing: (i) 29,875 shares of common stock; and (ii) 586,987 shares of common stock issuable upon the exercise of Series B Common Stock Warrants. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of

4.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 880,780 March 2025 Series A Warrants and 880,780 March 2025 Series B Warrants issued pursuant to the March Purchase Agreement, which are not exercisable unless and until we obtain the approval of our stockholders. Mr. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. The address for Iroquois Capital Investment Group LLC and Mr. Abbe is 2 Over Hill Rd., Suite 500, Scarsdale, New York 10583.
(6)

The shares reported under “Beneficial Ownership Before this Offering” consist of 468,743 shares of common stock issuable upon the exercise of Series B Common Stock Warrants purchased by The Hewlett Fund LP in the May 2024 PIPE Financing. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 853,114 March 2025 Series A Warrants and 853,114 March 2025 Series B Warrants issued pursuant to the March Purchase Agreement, which are not exercisable unless and until we obtain the approval of our stockholders. Mr. Martin Chopp, the general partner of the The Hewlett Fund LP, has voting and investment control over the securities held by Hewlett. The address for The Hewlett Fund LP and Mr. Chopp is 100 Merrick Road, Suite 400W, Rockville Centre, New York 11570.

(7)

The shares reported under “Beneficial Ownership Before this Offering” consist of 98,911 shares of common stock issuable upon the exercise of Series B Common Stock Warrants purchased by Aramas Capital Management LLC in the May 2024 PIPE Financing. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 148,366 March 2025 Series A Warrants and 148,366 March 2025 Series B Warrants issued pursuant to the March Purchase Agreement, which are not exercisable unless and until we obtain the approval of our stockholders. Mr. Sam Ginzburg has sole voting and dispositive power over the shares held by Aramas Capital Management LLC. The address for Aramas Capital Management LLC and Mr. Ginzburg is c/o Aramas Capital Holdings LLC, 19 Orchard Street, Manhasset, New York 11030.

(8)

The shares reported under “Beneficial Ownership Before this Offering” consist of 98,911 shares of common stock issuable upon the exercise of Series B Common Stock Warrants purchased by Pinz Capital Special Opportunities Fund, L.P. in the May 2024 PIPE Financing. The Series B Common Stock Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Series B Common Stock Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The shares reported under “Beneficial Ownership Before this Offering” do not reflect 148,366 March 2025 Series A Warrants and 148,366 March 2025 Series B Warrants issued pursuant to the March Purchase Agreement, which are not exercisable unless and until we obtain the approval of our stockholders. Mr. Matthew L. Pinz has sole voting and dispositive power over the shares held by Pinz Capital Special Opportunities Fund. The address for Pinz Capital Special Opportunities Fund and Mr. Pinz is 80 Dogwood Avenue, Roslyn Harbor, New York 11576.
(9)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Marc H. Hedrick, M.D. in the May 2024 PIPE Financing: (i) 12,255 shares of common stock; (ii) 12,255 shares of common stock issuable upon the exercise of Series A Common Stock Warrants; and (iii) 12,255 shares of common stock issuable upon the exercise of Series B Common Stock Warrants, as well as 8,170 shares of common stock held by Dr. Hedrick and 118,746 shares of common stock underlying unvested options to purchase shares of common stock held by Dr. Hedrick that will vest within 60 days of April 10, 2025. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Dr. Hedrick is the President, Chief Executive Officer and a director of Plus Therapeutics and his address is c/o Plus Therapeutics, Inc., 2710 Reed Road, Suite 160, Houston, Texas 77051.
(10)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Mr. Andrew Sims in the May 2024 PIPE Financing: (i) 4,902 shares of common stock; (ii) 4,902 shares of common stock issuable upon the exercise of Series A Common Stock Warrants; and (iii) 4,902 shares of common stock issuable upon the exercise of Series B Common Stock Warrants, as well as 4,913 shares of common stock held by Mr. Sims and 25,444 shares of common stock underlying unvested options to purchase shares of common stock held by Mr. Sims that will vest within 60 days of April 10, 2025. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mr. Sims is the Chief Financial Officer of Plus Therapeutics and his address is c/o Plus Therapeutics, Inc., 2710 Reed Road, Suite 160, Houston, Texas 77051.

(11)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Mr. Richard Hawkins in the May 2024 PIPE Financing: (i) 4,902 shares of common stock; (ii) 4,902 shares of common stock issuable upon the exercise of Series A Common Stock Warrants; and (iii) 4,902 shares of common stock issuable upon the exercise of Series B Common Stock Warrants, as well as 6,286 shares of common stock held by Mr. Hawkins and 18,174 shares of common stock underlying unvested options to purchase shares of common stock held by Mr. Hawkins that will vest within 60 days of April 10, 2025. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mr. Hawkins is the Chairman of the Board of Plus Therapeutics and his address is c/o Plus Therapeutics, Inc., 2710 Reed Road, Suite 160, Houston, Texas 77051.

(12)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Mr. Howard Clowes in the May 2024 PIPE Financing: (i) 9,804 shares of common stock; (ii) 9,804 shares of common stock issuable upon the exercise of Series A Common Stock Warrants; and (iii) 9,804 shares of common stock issuable upon the exercise of Series B Common Stock Warrants, as well as 16,693 shares of common stock held by Mr. Clowes and 15,502 shares of common stock underlying unvested options to purchase shares of common stock held by Mr. Clowes that will vest within 60 days of April 10, 2025. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mr. Clowes is a director of Plus Therapeutics and his address is c/o Plus Therapeutics, Inc., 2710 Reed Road, Suite 160, Houston, Texas 77051.

(13)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Mr. Robert Lenk, Ph.D. in the May 2024 PIPE Financing: (i) 4,167 shares of common stock; (ii) 4,167 shares of common stock issuable upon the exercise of Series A Common Stock Warrants; and (iii) 4,167 shares of common stock issuable upon the exercise of Series B Common Stock Warrants, as well as 25,160 shares of common stock held by Dr. Lenk and 15,502 shares of common stock underlying unvested options to purchase shares of common stock held by Dr. Lenk that will vest within 60 days of April 10, 2025. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Dr. Lenk is a director of Plus Therapeutics and his address is c/o Plus Therapeutics, Inc., 2710 Reed Road, Suite 160, Houston, Texas 77051.

(14)

The shares reported under “Beneficial Ownership Before this Offering” consist of the following securities purchased by Mr. Greg Petersen in the May 2024 PIPE Financing: (i) 12,255 shares of common stock; (ii) 12,255 shares of common stock issuable upon the exercise of Series A Common Stock Warrants; and

(iii) 12,255 shares of common stock issuable upon the exercise of Series B Common Stock Warrants, as well as 36,666 shares of common stock held by Mr. Petersen and 15,502 shares of common stock underlying unvested options to purchase shares of common stock held by Mr. Petersen that will vest within 60 days of April 10, 2025. The Common Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the selling stockholder from exercising that portion of the Common Warrants that would result in the selling stockholder owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mr. Petersen is a director of Plus Therapeutics and his address is c/o Plus Therapeutics, Inc., 2710 Reed Road, Suite 160, Houston, Texas 77051.

PLAN OF DISTRIBUTION

The selling stockholders, which as used in this prospectus includes the selling stockholders listed in the section of this prospectus entitled “Selling Stockholders,” together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their respective donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of their shares of common stock or interests therein:

•	on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	delivery of shares in settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of disposition; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and the pledgee or other secured party, transferee or other successor-in-interest may sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) under, or other applicable provision of, the Securities Act amending the list of selling stockholders to include the pledgee, secured party, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances in which case the donees, pledgees, assignees, transferees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus and may sell such shares of common stock from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b)(3) under, or another applicable provision of, the Securities Act, amending, if necessary, the list of selling stockholders to include the donees, pledgees, assignees, transferees or other successors-in-interest as selling stockholders under this prospectus.

Upon being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, pledgees, assignees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short after the effective date of the registration statement of which this prospectus forms a part and deliver these shares of common stock to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these shares of common stock. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus forms a part with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction), including in the short sale transactions.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. Any compensation paid to underwriters, broker-dealers or agents in connection with the offering of the shares of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement and shall comply with the rules and requirements of FINRA.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares of common stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities to which they may become subject, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date that such shares of common stock become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the shares of common stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

LEGAL MATTERS

Hogan Lovells US LLP, Houston, Texas, will pass upon the validity of the shares of our common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Plus Therapeutics, Inc. (the Company) as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is www.plustherapeutics.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The registration statement of which prospectus is a part incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on February 18, 2025, March 4, 2025, and March 10, 2025;

•	Our definitive proxy statement on Schedule 14A, filed on July 10, 2024; and

•

The description of our shares of common stock contained in the registration statement on 10/A, filed with the SEC on July 16, 2001 (File No. 000-32501), as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021, as well as any additional amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of our Current Report on Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act, covering the shares of common stock to be offered and sold pursuant to this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to above under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us at Plus Therapeutics, Inc., 2710 Reed Road, Suite 160, Houston, Texas 77051. Exhibits to the filings will not be sent, however, unless they have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock hereby. All the amounts shown are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$3,459.05	*
Accounting fees and expenses	$25,000
Legal fees and expenses	$50,000
Miscellaneous fees and expenses	$5,000

Total	$83,459.05

*	Previously paid.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the resale of the shares of common stock with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (i) and (ii) of

Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise; and

(3)

the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company’s organizational documents provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any and all of its officers and directors. The Company has entered into indemnification agreements with its officers and directors. The Company may, in its discretion, similarly indemnify its employees and agents. The Company’s certificate of incorporation, as amended, also relieves its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

The Company has purchased insurance policies that, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

We have entered into a registration rights agreement with the stockholders of the shares of common stock registered hereby which obligates the parties to indemnify, under certain circumstances, the other party, its officers, directors, and controlling persons within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date

3.1	Composite Certificate of Incorporation	10-K	001-34375	3.1	03/11/2016

3.2	Certificate of Amendment to Amended and Restated Certificate	8-K	001-34375	3.1	05/10/2016

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date

3.3	Certificate of Amendment to Amended and Restated Certificate	8-K	001-34375	3.1	05/23/2018

3.4	Certificate of Amendment to Amended and Restated Certificate	8-K	001-34375	3.1	07/29/2019

3.5	Certificate of Amendment to Amended and Restated Certificate	8-K	001-34375	3.1	08/06/2019

3.6	Certificate of Amendment to Amended and Restated Certificate	8-K	001-34375	3.1	04/28/2023

3.7	Amended and Restated Bylaws of Plus Therapeutics, Inc.	8-K	001-34375	3.1	09/21/2021

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	8-K	001-34375	3.1	11/28/2017

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock	8-K	001-34375	3.1	07/25/2018

4.1	Form of Common Stock Certificate	10-K	001-34375	4.33	03/09/2018

4.5	Form of Pre-Funded Warrant	8-K	001-34375	4.1	05/09/2024

4.6	Form of Series A Common Warrant (as amended and restated August 2024)	10-Q	001-34375	4.5	08/14/2024

4.7	Form of Series B Common Warrant (as amended and restated August 2024)	10-Q	001-34375	4.6	08/14/2024

4.8	Form of Amendment and Restatement of the Plus Therapeutics, Inc. Series A Common Stock Purchase Warrant	10-Q	001-34375	4.7	08/14/2024

4.9	Form of Amendment and Restatement of the Plus Therapeutics, Inc. Series B Common Stock Purchase Warrant	10-Q	001-34375	4.8	08/14/2024

5.1	Opinion of Hogan Lovells US LLP	S-1	333-280061	5.1	06/07/2024

23.1*	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)	S-1	333-280061	23.2	06/07/2024

24.1	Power of Attorney	S-1	333-280061	24.1	06/07/2024

107	Filing Fee Table	S-1	333-280061	107	06/07/2024

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 11, 2025.

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Name:	Marc H. Hedrick, M.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARC H. HEDRICK, M.D. MARC H. HEDRICK, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2025

/S/ ANDREW SIMS Andrew Sims	Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2025

* RICHARD J. HAWKINS	Chair of the Board of Directors	April 11, 2025

* HOWARD CLOWES	Director	April 11, 2025

* AN VAN ES-JOHANSSON, M.D.	Director	April 11, 2025

* ROBERT LENK, PH.D	Director	April 11, 2025

* GREG PETERSEN	Director	April 11, 2025

*	Pursuant to power of attorney.

*BY:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D., Attorney-in-fact